Exhibit T3E-8
Hearing Date: August 21, 2007 at 10 a.m. (Eastern time)
Objection Deadline: August 20, 2007 at 12 p.m. (Eastern time)
LATHAM & WATKINS LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
(312) 876-7700
David S. Heller
Richard A. Levy
Keith A. Simon

Email:	david.heller@lw.com richard.levy@lw.com keith.simon@lw.com
-and-
LATHAM & WATKINS LLP
885 Third Avenue, Suite 1000
New York, NY 10022
(212) 906-1200
Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)

Email:	henry.baer@lw.com joseph.furst @lw.com
Counsel for Debtors and Debtors-in-Possession
Bally Legal Information Hotline:
Toll Free: (888) 251-3046
Bally Legal Information Website:
http://www.kccllc.net/bally
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:		)	Chapter 11
)
	BALLY TOTAL FITNESS OF	)
	GREATER NEW YORK, INC., et al.,	)	Case No. 07-12395 (BRL)
)
	Debtors.	)
		)	Jointly Administered

NOTICE OF FILING MODIFIED PLAN AND PLAN EXHIBITS

     PLEASE TAKE NOTICE that, on August 13, 2007, the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) filed the following motion (the “Motion”):
Motion Of Debtors For Order, Pursuant To Section 1127(A) Of The Bankruptcy Code And Bankruptcy Rule 3019, Authorizing The Debtors To Modify Their Joint Prepackaged Chapter 11 Plan Of Reorganization;
     PLEASE TAKE NOTICE that, pursuant to the Motion, the Debtors are seeking to modify their Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and its Affiliate Debtors, dated June 27, 2007 (the “Original Plan”) by the plan modifications described therein (such modifications, the “Plan Modifications”; and the Original Plan as so modified by the Plan Modifications, the “Modified Plan”).
     PLEASE TAKE NOTICE that, on August 13, 2007, the Debtors filed the Modified Plan and exhibits to the Modified Plan (the “Plan Exhibits”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). A copy of the Modified Plan and Plan Exhibits is attached to this Notice as Exhibit A.
     PLEASE TAKE NOTICE that, on August 13, 2007, the Debtors filed with the Bankruptcy Court (i) a redline version of the Modified Plan which shows the changes between the Modified Plan and Original Plan, and (ii) a redline version of the Plan Exhibits which shows the changes between the modified Plan Exhibits and the original Plan Exhibits. A copy of the redlined Modified Plan and redlined Plan Exhibits is attached to this Notice as Exhibit B.
     PLEASE TAKE NOTICE that, in accordance with the Ex Parte Motion Of Debtors For The Entry Of An Order Shortening Notice Period For And Scheduling An Expedited Hearing On Pleadings Related To Plan Modifications, the Debtors are only serving Exhibit A and Exhibit B on the Master Service List and 2002 Notice List (as defined in the Case Management Order).

     PLEASE TAKE FURTHER NOTICE THAT THE MODIFIED PLAN AND ALL PLAN EXHIBITS (AND ALL OTHER PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE BANKRUPTCY COURT) ARE AVAILABLE FOR INSPECTION ON THE BANKRUPTCY COURT’S INTERNET SITE AT WWW.NYSB.USCOURTS.GOV AND AT NO COST FROM THE DEBTORS’ RESTRUCTURING WEBSITE: HTTP://WWW.KCCLLC.NET/BALLY. THEY ARE ALSO AVAILABLE UPON REQUEST FOR NO FEE BY CALLING (888) 251-3046.
     IF YOU DID NOT RECEIVE A COPY OF THE MODIFIED PLAN AND/OR PLAN EXHIBITS AND YOU WOULD LIKE A COPY, PLEASE CONSULT THE ABOVE-REFERENCED WEBSITES OR CONTACT THE DEBTORS AT THE ABOVE-REFERENCED PHONE NUMBER.

     PLEASE TAKE NOTICE that the hearing (the “Hearing”) on the Motion and approval of the Plan Modifications will be held before the Honorable Judge Lifland on August 21, 2007 at 10 a.m. (Prevailing Eastern Time), or as soon thereafter as counsel may be heard, in the United States Bankruptcy Court for the Southern District of New York, Courtroom 623, Alexander Hamilton Customs House, One Bowling Green, New York, 10004-1408 (the “Bankruptcy Court”).
     PLEASE TAKE FURTHER NOTICE that the Hearing may be adjourned thereafter from time to time without further notice.
     PLEASE TAKE FURTHER NOTICE that responses or objections to the Motion and approval of the Plan Modifications, if any, must (i) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, (ii) be set forth in writing describing the basis therefore, and (iii) be filed with the Bankruptcy Court electronically in accordance with General Order M-242, as amended by General Order M-269, by registered users of the Court’s electronic case filing system (the Users’ Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), with a hard copy delivered directly to Chambers.
     PLEASE TAKE FURTHER NOTICE that any such responses or objections must also be served (i) in accordance with the Order Establishing Certain Notice, Cash Management and Administrative Procedures (the “Case Management Order,” as amended), entered by the Court in these cases on August 2, 2007 (Docket No. 86), and (ii) upon Debtors’ counsel identified below and each other member of the Master Service List (as defined in the Case Management Order), in each case so as to be actually received no later than 12 p.m. (prevailing Eastern Time) on August 20, 2007 (the “Objection Deadline”).

     PLEASE TAKE FURTHER NOTICE that only those objections made in writing and timely filed and received by the Objection Deadline will be considered by the Bankruptcy Court during the Hearing. If no objections to the Motion or approval of the Plan Modifications are timely filed and served in accordance with the procedures set forth herein, the Bankruptcy Court may enter a final order granting the Motion and approving the Plan Modifications without further notice.

Dated: August 13, 2007		Respectfully submitted,
New York, NY
LATHAM & WATKINS LLP

	By:	/s/ David S. Heller
David S. Heller
Richard A. Levy
Keith A. Simon
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
Telephone: (312) 876-7700
Facsimile: (312) 993-9767

-and-

	By:	/s/ Henry P. Baer, Jr.
Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)
885 Third Avenue, Suite 1000
New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864

Counsel for Debtors and Debtors-in-Possession

Exhibit A
[Modified Plan and Plan Exhibits]

Exhibit B
[Redline of Modified Plan and Plan Exhibits]